EXECUTION COPY








                            FIRST VIRGINIA BANKS, INC.

                                       and

                          REGISTRAR AND TRANSFER COMPANY
                                   Rights Agent

                                 ________________

                      Amended and Restated Rights Agreement


                      Dated as of July 29, 1988, as amended
                              as of August 27, 1997

                                Table of Contents


         Section                                                  Page

            1     Certain Definitions.........................     2

            2     Appointment of Rights Agent.................     9

            3     Issue of Rights Certificates................     9

            4     Form of Rights Certificates.................    12

            5     Countersignature and Registration...........    14

            6     Transfer, Split Up, Combination and
                    Exchange of Rights Certificates;
                    Mutilated, Destroyed, Lost or Stolen
                    Rights Certificates.......................    15

            7     Exercise of Rights; Purchase Price;
                    Expiration Date of Rights.................    17

            8     Cancellation and Destruction of
                    Rights Certificates.......................    22

            9     Reservation and Availability of
                    Preferred Stock...........................    22

            10    Preferred Stock Record Date.................    25

            11    Adjustment of Purchase Price,
                    Number and Kind of Shares or
                    Number of Rights..........................    26

            12    Certificate of Adjusted Purchase
                    Price or Number of Shares.................    44

            13    Consolidation, Merger or Sale
                    or Transfer of Assets or
                    Earning Power.............................    44

            14    Additional Covenants........................    50

            15    Fractional Rights and Fractional
                    Shares....................................    51

            16    Rights of Action............................    54

            17    Agreement of Rights Holders.................    55


                                       (i)



         Section                                                  Page



            18    Rights Certificate Holder Not
                    Deemed a Stockholder......................    56

            19    Concerning the Rights Agent.................    57

            20    Merger or Consolidation or Change of
                    Name of Rights Agent......................    58

            21    Duties of Rights Agent......................    60

            22    Change of Rights Agent......................    65

            23    Issuance of New Rights Certificates.........    67

            24    Redemption and Termination..................    67

            24A   Exchange....................................    67

            25    Notice of Certain Events....................    70

            26    Notices.....................................    72

            27    Supplements and Amendments..................    73

            28    Determination and Actions by the
                    Board of Directors, etc...................    74

            29    Successors..................................    75

            30    Benefits of this Agreement..................    75

            31    Severability................................    75

            32    Governing Law...............................    76

            33    Counterparts................................    76

            34    Descriptive Headings........................    76

         Exhibit A -- Form of Certificate of Designation           A-1
                      of Series A Participating
                      Preferred Stock

         Exhibit B -- Form of Rights Certificate...............    B-1

         Exhibit C -- Form of Summary of Rights................    C-1






                                       (ii)







                      AMENDED AND RESTATED RIGHTS AGREEMENT


                   This Amended and Restated Rights Agreement dated as of July

         29, 1988, as amended as of August 27, 1997, between First

         Virginia Banks, Inc., a Virginia corporation (the "Company"),

         and Registrar and Transfer Company (the "Rights Agent").


                               W I T N E S S E T H


                   WHEREAS, on July 27, 1988, the Board of Directors of

         the Company authorized and declared a dividend distribution of one Right (as hereinafter defined) for each share of Common

         Stock, $1.00 par value per share, of the Company (the "Common

         Stock") outstanding on August 8, 1988 (the "Record Date"), and authorized the issuance of one Right (subject to adjustment as provided herein) for each share of Common Stock of the Company that shall become outstanding between the Record Date and the earliest of the Distribution Date and the Expiration Date (as

         such terms are hereinafter defined), each Right representing the right to purchase one one-hundredth of a share of Series E

         Participating Preferred Stock, par value $10.00 per share, of the Company having the rights, powers and preferences set forth in the form of Certificate of Designation attached hereto as

         Exhibit A, upon the terms and subject to the conditions herein-

         after set forth (the "Rights");







                   NOW, THEREFORE, in consideration of the premises and

         the mutual agreements herein set forth, the parties hereto hereby agree as follows:


                   Section 1.  Certain Definitions.  For purposes of

         this Agreement, the following terms have the meanings indi-

         cated:


                   (a)  "Acquiring Person" shall mean any Person (as

              such term is hereinafter defined) who or which, together

              with all Affiliates (as such term is hereinafter defined)

              and Associates (as such term is hereinafter defined) of

              such Person, without the prior approval of the Company,

              shall be the Beneficial Owner (as such term is hereinafter defined) of securities representing 20% or more of the

              shares of Common Stock then outstanding or who was such a

              Beneficial Owner at any time after the date hereof,

              whether or not such Person continues to be the Beneficial

              Owner of securities representing 20% or more of the out-

              standing shares of Common Stock, provided, however, that

              in no event shall a Person who or which, together with all

              Affiliates and Associates of such Person, is the Benefi-

              cial Owner of less than 20% of the Company's outstanding

              shares of Common Stock become an Acquiring Person solely














              as a result of a reduction of the number of shares of out-

              standing Common Stock, including repurchases of outstand-

              ing Common Stock by the Company, which reduction increases the percentage of outstanding shares of Common Stock

              beneficially owed by such Person, and provided further

              that Acquiring Person shall not mean (i) the Company, (ii)

              any subsidiary of the Company (as such term is hereinafter defined), (iii) any employee benefit plan of the Company

              or any of its subsidiaries or (iv) any entity holding

              securities of the Company organized, appointed or

              established by the Company or any of its subsidiaries for

              or pursuant to the terms of any such plan.

              Notwithstanding the foregoing, if the Board of Directors

              of the Company determines in good faith that a Person who

              would otherwise be an "Acquiring Person", as defined

              pursuant to the foregoing provisions of this paragraph

              (a), has become such inadvertently, and such Person

              divests as promptly as practicable a sufficient number of

              shares of Common Stock so that such Person would no longer be an "Acquiring Person", as defined pursuant to the

              foregoing provisions of this paragraph (a), then such

              Person shall not be deemed to be an "Acquiring Person" for any purposes under this Agreement.














                   (b)  "Adjusted Number of Shares" shall have the mean-

              ing ascribed thereto in Section 11(a)(iii) of this Agree-

              ment.


                   (c)  "Adjusted Purchase Price" shall have the meaning

              ascribed thereto in Section 11(a)(iii) of this Agreement.


                   (d)  "Affiliate" and "Associate" shall have the re-

              spective meanings ascribed to such terms in Rule 12b-2 of

              the General Rules and Regulations under the Securities

              Exchange Act of 1934, as amended (the "Exchange Act"), as

              in effect on the date of this Agreement.


                   (e)  A Person shall be deemed the "Beneficial Owner"

              of, and shall be deemed to "beneficially own," any secu-

              rities:


                        (i)  which such Person or any of such Person's

                   Affiliates or Associates beneficially owns, directly

                   or indirectly;


                       (ii)  which such Person or any of such Person's

                   Affiliates or Associates has (A) the right or obliga-

                   tion to acquire (whether such right or obligation is

                   exercisable or effective immediately or only after















                   the passage of time) pursuant to any agreement, ar-

                   rangement or understanding (whether or not in writ-

                   ing) or upon the exercise of conversion rights, ex-

                   change rights, rights (other than the Rights), war-

                   rants or options, or otherwise; provided, however,

                   that a Person shall not be deemed the "Beneficial

                   Owner" of, or to "beneficially own," securities ten-

                   dered pursuant to a tender or exchange offer made by

                   such Person or any of such Person's Affiliates or

                   Associates until such tendered securities are ac-

                   cepted for payment or exchange; or (B) the right to

                   vote pursuant to any agreement, arrangement or under-

                   standing (whether or not in writing); provided, how-

                   ever, that a Person shall not be deemed the "Benefi-

                   cial Owner" of, or to "beneficially own," any secu-

                   rity under this clause (B) if the agreement, arrange-

                   ment or understanding to vote such security

                   (1) arises solely from a revocable proxy given in re-

                   sponse to a public proxy or consent solicitation made

                   pursuant to, and in accordance with, the applicable

                   rules and regulations of the Exchange Act and (2) is

                   not also then reportable by such person on Schedule

                   13D under the Exchange Act (or any comparable or suc-

                   cessor report); or












                      (iii)  which are beneficially owned, directly or

                   indirectly, by any other Person (or any Affiliate or

                   Associate thereof) with which such Person or any of

                   such Person's Affiliates or Associates has any agree-

                   ment, arrangement or understanding (whether or not in

                   writing), or with which such Person or any of such

                   Person's Affiliates have otherwise formed a group,

                   for the purpose of acquiring, holding, voting (except

                   pursuant to a revocable proxy as described in clause

                   (B) of subparagraph (ii) of this paragraph (e)) or

                   disposing of any securities of the company.


                   (f)  "Business Day" shall mean any day other than a

              Saturday, Sunday, or a day on which banking institutions

              in the Commonwealth of Virginia are authorized or

              obligated by law or executive order to close.


                   (g)  "Close of business" on any given date shall mean

              5:00 P.M., Eastern Time, on such date; provided, however,

              that if such date is not a Business Day it shall mean 5:00

              P.M., Eastern Time, on the next succeeding Business Day.


                   (h)  "Common Stock" shall mean the Common Stock,

              $1.00 par value, of the Company, except that "Common

              Stock" when used with reference to stock issued by any

              Person other than the Company shall mean the capital stock with the greatest voting power, or the equity securities









              or other equity interest having power to control or direct the management, of such Person or, if such Person is a

              subsidiary of another Person, of the Person which ulti-

              mately controls such first-mentioned Person and which has

              issued and outstanding such capital stock, equity securi-

              ties or equity interests.


                   (i)  The term "current market price" per share of

              Common Stock shall have the meaning ascribed thereto in

              Section 11(d)(i) of this Agreement and the term "current

              market price" per share (or one one-hundredth of a share)

              of Preferred Stock shall have the meaning ascribed thereto in Section 11(d)(ii) of this Agreement.


                   (j)  "Distribution Date" shall have the meaning as-

              cribed thereto in Section 3(a) of this Agreement.


                   (k)  "Eastern Time" or "E.T." shall mean the

              prevailing local time in Fairfax, Virginia.


                   (l)  The term "equivalent security" shall have the

              meaning ascribed thereto in Section 11(a)(iii) of this

              Agreement.


                   (m)  "Expiration Date" and "Final Expiration Date"

              shall have the respective meanings ascribed to such terms

              in Section 7(a) of this Agreement.











                   (n)  The term the "number of Adjustment Shares" shall

              have the meaning ascribed thereto in Section 11(a)(ii) of

              this Agreement.


                   (o)  "Permitted Offer" shall have the meaning as-

              cribed thereto in Section 11(a)(ii) of this Agreement.


                   (p)  "Person" shall mean any individual, firm, corpo-

              ration, partnership, joint venture, association, trust or

              other entity.


                   (q)  "Preferred Stock" shall mean the Series E Par-

              ticipating Preferred Stock, par value $10.00 per share, of the Company.


                   (r)  "Principal Party" shall have the meaning as-

              cribed thereto in Section 13(b) of this Agreement.


                   (s)  "Proration Factor" shall have the meaning as-

              cribed thereto in Section 11(a)(iii) of this Agreement.


                   (t)  "Purchase Price" shall have the meaning ascribed

              thereto in Section 4(a) of this Agreement.


                   (u)  "Redemption Price" shall have the meaning as-

              cribed thereto in Section 24(a)(i) of this Agreement.















                   (v)  "Stock Acquisition Date" shall mean the first

              date of public announcement by the Company or an Acquiring

              Person that an Acquiring Person has become such.


                   (w)  A "subsidiary" of any Person shall mean any cor-

              poration or other entity of which a majority of the voting power of the voting equity securities or voting interests

              is owned, directly or indirectly, by such Person, or which is otherwise controlled by such Person.


                   (x)  "Trading Day" shall have the meaning ascribed

              thereto in Section 11(d)(i) of this Agreement.


                   (y)  "Voting Power" shall mean the voting power of

              all securities of the Company then outstanding and gener-

              ally entitled to vote for the election of directors of the

              Company.


                   Section 2.  Appointment of Rights Agent.  The Company

         hereby appoints the Rights Agent to act as agent for the Com-

         pany and the holders of the Rights (who, in accordance with

         Section 3 hereof, shall prior to the Distribution Date also be the holders of the Common Stock) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment.  The Company may from time to time appoint such

         Co-Rights Agents as it may deem necessary or desirable.  In the event the Company appoints one or more Co-Rights Agents, the










         respective duties of the Rights Agents and any Co-Rights Agents shall be as the Company shall determine.


                   Section 3.  Issue of Rights Certificates.


                   (a)  Until the earlier of (i) the tenth day after the

         Stock Acquisition Date and (ii) the tenth Business Day (or such later date as may be determined by action of the Board of

         Directors prior to such time as any Person becomes an Acquiring

         Person) after the first date (including, without limitation,

         any such date which is on or after the date of this Agreement and prior to the issuance of the Rights) of the commencement of, or first public disclosure of the intent to commence, by any Person (other than the Company, any subsidiary of the

         Company, any employee benefits plan of the Company or of any subsidiary of the Company or any entity holding Common Stock for or pursuant to any such plan), a tender or exchange offer for securities of the Company if the consummation thereof would result in such Person becoming the Beneficial Owner of 20% or more of the Common Stock then outstanding (including any such date which is after the date of this Agreement and prior to the issuance of the Rights; the earlier of such dates being herein referred to as the "Distribution Date"), (x) the Rights shall be evidenced (subject to the provisions of paragraph (b) of this Section 3) by the certificates for Common Stock registered in the names of the holders of the Common Stock (which










         certificates for Common Stock shall be deemed also to be

         certificates for Rights) and not by separate certificates, and

         (y) the Rights (and the right to receive certificates therefor)

         shall be transferable only in connection with the transfer of the underlying shares of Common Stock.  As soon as practicable after the Distribution Date, the Company will prepare and

         execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested, send) by first-class, insured, postage-prepaid mail,

         to each record holder of Common Stock as of the close of

         business on the Distribution Date, at the address of such

         holder shown on the records of the Company, a certificate for

         Rights, in substantially the form of Exhibit B hereto (the

         "Rights Certificates"), evidencing one Right for each share of

         Common Stock so held.  As of and after the Distribution Date,

         the Rights shall be evidenced solely by such Right

         Certificates.


                   As soon as practicable following the Record Date, the

         Company shall send a copy of a Summary of Rights, in substan-

         tially the form attached hereto as Exhibit C (the "Summary of

         Rights"), by first-class, postage prepaid mail, to each record holder of the Common Stock as of the close of business on the

         Record Date, at the address of such holder shown on the records of the Company.  With respect to certificates for the Common

         Stock outstanding as of the Record Date, until the Distribution









         Date (or earlier redemption, expiration or termination of the

         Rights), the Rights shall be evidenced by such certificates for the Common Stock together with the Summary of Rights and the registered holders of the Common Stock shall also be the regis-

         tered holders of the associated Rights.  Until the Distribution

         Date (or earlier redemption, expiration or termination of the

         Rights), the surrender for transfer of any of the certificates for the Common Stock outstanding on the Record Date, with or without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with the

         Common Stock represented by such certificate.


                   (b)  Certificates for Common Stock (including, with-

         out limitation, certificates issued upon transfer or exchange of Common Stock) issued after the Record Date, but prior to the earlier of the Distribution Date or the Expiration Date (as such term is hereinafter defined), shall be deemed also to be certificates for Rights, and shall have impressed, printed,

         stamped, written or otherwise affixed onto them the following legend:


                   This certificate also evidences and entitles the
              holder hereof to certain Rights as set forth in an Amended and Restated Rights Agreement between First Virginia Banks, Inc. and Registrar and Transfer Company (the "Rights Agent") dated as of July 29, 1988, as amended as of August 27, 1997 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of First Virginia Banks, Inc. Under certain circumstances, as set










              forth in the Rights Agreement, such Rights may be re-deemed, may expire, or may be evidenced by separate cer-tificates and will no longer be evidenced by this certifi-cate. First Virginia Banks, Inc. will mail to the holder of this certificate a copy of the Rights Agreement without charge within five days after receipt of a written request thereof. Under certain circumstances, Rights issued to Acquiring Persons (as defined in the Rights Agreement) or certain related persons and any subsequent holder of such Rights may become null and void with respect to certain rights set forth in Section 11(a)(ii) and Section 13(a) of the Rights Agreement.


         With respect to such certificates containing the foregoing leg-

         end, until the Distribution Date, the Rights associated with the Common Stock represented by such certificates shall be evi-

         denced by such certificates alone, and the surrender for trans-

         fer of any such certificates shall also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.


                   Section 4.  Form of Rights Certificates.


                   (a)  The Rights Certificates (and the forms of elec-

         tion to purchase shares and of assignment to be printed on the reverse thereof) shall each be substantially in the form set forth in Exhibit B hereto and may have such marks of indemnifi-

         cation or designation and such legends, summaries or endorse-

         ments printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement,

         or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule










         or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage.  Subject to the provisions of Section 11 and Section 23 hereof, the

         Rights Certificates, whenever distributed, shall be dated as of the Record Date, and on their face shall entitle the holders thereof to purchase such number one one-hundredths of a share of Preferred Stock as shall be set forth therein at the price per one one-hundredth of a share set forth therein (the "Pur-

         chase Price"), but the number of such shares and the Purchase

         Price shall be subject to adjustment as provided herein.


                   (b)  Any Rights Certificate issued pursuant to Sec-

         tion 3(a) hereof that represents Rights beneficially owned by an Acquiring Person or any Associate or Affiliate thereof and any Rights Certificate issued at any time upon the transfer of any Rights to such an Acquiring Person or any Associate or Af-

         filiate thereof or to any nominee of such Acquiring Person,

         Associate or Affiliate, and any Rights Certificate issued pur-

         suant to Section 6 or Section 11 upon transfer, exchange, re-

         placement or adjustment of any other Rights Certificate re-

         ferred to in this sentence, shall contain the following legend:


                   The Rights represented by this Rights Certificate
              were issued to a Person who was an Acquiring Person or an Affiliate or an Associate of an Acquiring Person. This Rights Certificate and the Rights represented hereby may become void to the extent provided by, and under certain circumstances as specified in, Section 7(e) of the Rights Agreement.











         The provisions of Section 7(e) of this Rights Agreement shall be operative whether or not the foregoing legend is contained on any such Rights Certificate.


                   Section 5.  Countersignature and Registration.  The

         Rights Certificates shall be executed on behalf of the Company by its Chairman of the Board, any Vice Chairman of the Board,

         any President or any Vice President, either manually or by fac-

         simile signature, and shall have affixed thereto the Company's seal or a facsimile thereof which shall be attested by the Sec-

         retary or an Assistant Secretary of the Company, either manu-

         ally or by facsimile signature.  The Rights Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned.  In case any officer of the Company who shall have signed any of the Rights

         Certificates shall cease to be such officer of the Company be-

         fore countersignature by the Rights Agent and issuance and de-

         livery by the Company, such Rights Certificates, nevertheless,

         may be countersigned by the Rights Agent, and issued and deliv-

         ered by the Company with the same force and effect as though the person who signed such Rights Certificates had not ceased to be such officer of the Company; and any Rights Certificates may be signed on behalf of the Company by any person who, at the actual date of the execution of such Rights Certificate,

         shall be a proper officer of the Company to sign such Rights










         Certificate, although at the date of the execution of this

         Rights Agreement any such person was not such an officer.


                   Following the Distribution Date, the Rights Agent

         will keep or cause to be kept, at one of its offices in

         Cranford, New Jersey, books for registration and transfer of the Rights Certificates issued hereunder.  Such books shall show the names and addresses of the respective holders of the

         Rights Certificates, the number of Rights evidenced on its face by each of the Rights Certificates and the date of each of the

         Rights Certificates.


                   Section 6.  Transfer, Split Up, Combination and Ex-

         change of Rights Certificates; Mutilated, Destroyed, Lost or

         Stolen Rights Certificates.  Subject to the provisions of Sec-

         tion 15 hereof, at any time after the close of business on the

         Distribution Date, and at or prior to the close of business on the Expiration Date, any Rights Certificate or Certificates may

         be transferred, split up, combined or exchanged for another

         Rights Certificate or Rights Certificates, entitling the regis-

         tered holder to purchase a like number of shares of Preferred

         Stock as the Rights Certificate or Rights Certificates surren-

         dered when entitled such holder to purchase.  Any registered holder desiring to transfer, split up, combine or exchange any

         Rights Certificate shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate










         or Rights Certificates to be transferred, split up, combined or exchanged at the principal office of the Rights Agent.  There-

         upon the Rights Agent shall countersign and deliver to the Per-

         son entitled thereto a Rights Certificate or Rights Certifi-

         cates, as the case may be, as so requested.  The Company may require payment of a sum sufficient to cover any tax or govern-

         mental charge that may be imposed in connection with any trans-

         fer, split up, combination or exchange of Rights Certificates.


                   Upon receipt by the Company and the Rights Agent of

         evidence reasonably satisfactory to them of the loss, theft destruction or mutilation of a Rights Certificate, and, in case of loss, theft or destruction, of indemnity or security reason-

         ably satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto,

         and upon surrender to the Rights Agent and cancellation of the

         Rights Certificate if mutilated, the Company shall execute and deliver a new Rights Certificate of like tenor to the Rights

         Agent for countersignature, and delivery to the registered owner in lieu of the Rights Certificate so lost, stolen, de-

         stroyed or mutilated.


                   Section 7.  Exercise of Rights; Purchase Price; Expi-

         ration Date of Rights.


                   (a)  The registered holder of any Rights Certificate

         may exercise the Rights evidenced thereby (except as otherwise









         provided herein) in whole or in part at any time after the Dis-

         tribution Date upon presentation of the Rights Certificate,

         with the appropriate form of election to purchase on the re-

         verse side thereof duly executed, to the Rights Agent at the principal corporate trust office of the Rights Agent, together with payment of the Purchase Price for each one one-hundredth of a share of Preferred Stock (or such other number of shares or other securities) as to which the Rights are exercised, at or prior to the earliest of (i) the close of business on August

         8, 2008 (the "Final Expiration Date"), or (ii) the time at which the Rights are redeemed as provided in Section 24 hereof or (iii) the consummation of a transaction contemplated by Sec-

         tion 13(d) hereof (such earliest time being herein referred to as the "Expiration Date").  Notwithstanding any other provision of this Agreement, any Person who prior to the Distribution

         Date becomes a record holder of shares of Common Stock may ex-

         ercise all of the rights of a registered holder of a Rights

         Certificate with respect to the Rights associated with such shares of Common Stock in accordance with and subject to the provisions of this Agreement, including the provisions of Sec-

         tion 7(e) hereof, as of the date such Person becomes a record holder of shares of Common Stock.


                   (b)  The Purchase Price for each one one-hundredth

         share of Preferred Stock (as adjusted pursuant hereto) pursuant to the exercise of a Right shall initially be $450, shall be









         subject to adjustment from time to time as provided in Section

         11 or 13 hereof and shall be payable in lawful money of the

         United States of America in accordance with paragraph (c)

         below.


                   (c)  Upon receipt of a Rights Certificate represent-

         ing exercisable Rights, with the appropriate form of election to purchase duly executed, accompanied by payment of the Pur-

         chase Price for the shares (or other securities or property) to be purchased and an amount equal to any applicable transfer tax

         (as determined by the Rights Agent) by certified check or bank draft payable to the order of the Company, the Rights Agent shall, subject to Section 21(k), thereupon promptly (i) (A)

         requisition from any transfer agent of the shares of Preferred

         Stock (or make available, if the Rights Agent is the transfer agent) certificates for the number of shares of Preferred Stock to be purchased, and the Company hereby irrevocably authorizes its transfer agent to comply with all such request, or (B) if the Company, in its sole discretion, shall have elected to de-

         posit the shares of Preferred Stock issuable upon exercise of the Rights hereunder into a depository, requisition from the depositary agent depositary receipts representing such number of one one-hundredths of a share of Preferred Stock as are to be purchased (in which case certificates for the shares of Pre-

         ferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company









         shall direct the depositary agent to comply with such request,

         (ii) when appropriate, requisition from the Company the amount of cash, if any, to be paid in lieu of issuance of fractional shares in accordance with Section 15, (iii) promptly after re-

         ceipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder and (iv) when appro-

         priate, after receipt promptly deliver such cash to or upon the order of the registered holder of such Rights Certificate.  In the event that the Board of Directors of the Company authorizes the Company to issue other securities of the Company pursuant to Section 11(a), the Company shall make all arrangements nec-

         essary so that such other securities are available for distri-

         bution by the Rights Agent, if and when appropriate.  In addi-

         tion, in the case of an exercise of the Rights by a holder pur-

         suant to Section 11(a)(ii), the Rights Agent shall return such

         Rights Certificate to the registered holder thereof after im-

         printing, stamping or otherwise indicating thereon that the rights represented by such Rights Certificate no longer include the rights provided by Section 11(a)(ii) of the Rights Agree-

         ment and if less than all the Rights represented by such Rights

         Certificate were so exercised, the Rights Agent shall indicate on the Rights Certificate the number of Rights represented












         thereby which continue to include the rights provided by Sec-

         tion 11(a)(ii).


                   (d)  In case the registered holder of any Rights Cer-

         tificate shall exercise (except pursuant to Section 11(a)(ii))

         less than all the Rights evidenced thereby, a new Rights Cer-

         tificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to the registered holder of such Rights Certificate or to his duly authorized assigns, subject to the provisions of Section

         15 hereof.


                   (e)  Notwithstanding anything in this Agreement to

         the contrary, if there occurs the transaction set forth in Sec-

         tion 11(a)(ii) or Section 13(a) then any Rights that are or were on or after the earlier of the Distribution Date or the

         Stock Acquisition Date beneficially owned by an Acquiring Per-

         son or any Associate or Affiliate shall become void with re-

         spect to the rights provided under Section 11(a)(ii) and Sec-

         tion 13(a) and any holder of such Rights shall thereafter have no right to exercise such Rights under the provisions of Sec-

         tion 11(a)(ii) and Section 13(a).


                   (f)  Notwithstanding anything in this Agreement to

         the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set









         forth in this Section 7 unless the certificate contained in the appropriate form of election to purchase set forth on the re-

         verse side of the Rights Certificate surrendered for such exer-

         cise shall have been properly completed and duly executed by the registered holder thereof and the Company shall have been provided with such additional evidence of the identity of the

         Beneficial Owner (or former Beneficial Owner) or Affiliates or

         Associates thereof as the Company shall reasonably request.


                   Section 8.  Cancellation and Destruction of Rights

         Certificates.  All Rights Certificates surrendered for the pur-

         pose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be can-

         celled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provi-

         sions of this Rights Agreement.  The Company shall deliver to the Rights Agent for cancellation and retirement, and the

         Rights Agent shall so cancel and retire any other Rights Cer-

         tificate purchased or acquired by the Company otherwise than upon the exercise thereof.  The Rights Agent shall deliver all cancelled Rights Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Rights

         Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.










              Section 9.  Reservation and Availability of Preferred

         Stock.


                   (a)  The Company covenants and agrees that it shall

         cause to be reserved and kept available out of its authorized and unissued shares of Preferred Stock, or any authorized and issued shares of Preferred Stock held in its treasury, the num-

         ber of shares of Preferred Stock that will be sufficient to permit the exercise, to the extent provided in Section

         11(a)(i), and in accordance with the terms of Section 7, of this Agreement, of all outstanding Rights.


                   (b)  So long as the shares of Preferred Stock (or

         other securities) issuable upon the exercise of the Rights may be listed on any national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares (or other securi-

         ties) reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.


                   (c)  The Company covenants and agrees that it shall

         take all such action as may be necessary to ensure that all shares of Preferred Stock and/or other securities delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares or other securities (subject to payment of the Purchase Price), be duly and validly authorized










         and issued and fully paid and nonassessable shares or securi-

         ties.


                   (d)  The Company further covenants and agrees that it

         shall pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Rights Certificates or of any certificates for shares of Preferred Stock and/or other securi-

         ties upon the exercise of Rights.  The Company shall not, how-

         ever, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Rights Certificates to a person other than, or in respect of the issuance or deliv-

         ery of the shares of Preferred Stock and/or other securities in a name other than that of, the registered holder of the Rights

         Certificates evidencing Rights surrendered for exercise or to issue or deliver any certificates for shares or Preferred

         Stock, and/or other securities in a name other than that of the registered holder upon the exercise of any Rights until such tax shall have been paid (any such tax being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.


                   (e)  The Company shall use its best efforts to (i)

         file, as soon as practicable following the Distribution Date, a registration statement under the Securities Act of 1933, as










         amended (the "Securities Act"), with respect to the securities purchasable upon exercise of the Rights on an appropriate form,

         (ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act and the rules and regulations thereunder) until the date of the expiration of the rights provided by Section 11(a)(ii).  The

         Company will also take such action as may be appropriate under the blue sky laws of the various states.


                   Section 10.  Preferred Stock Record Date.  Each per-

         son in whose name any certificate for shares of Preferred Stock

         (or other securities) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the shares of Preferred Stock (or other securities)

         represented thereby on, and such certificate shall be dated,

         the date upon which the Rights Certificate evidencing such

         Rights was duly presented and payment of the Purchase Price

         (and any applicable transfer taxes) was made; provided, how-

         ever, that if the date of such presentation and payment is a date upon which the Preferred Stock (or other securities)

         transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business

         Day on which the Preferred Stock (or other securities) transfer









         books of the Company are open.  Prior to the exercise of the

         Rights evidenced thereby, the holder of a Rights Certificate,

         as such, shall not be entitled to any rights of a shareholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to ex-

         ercise any preemptive rights, and shall not be entitled to re-

         ceive any notice of any proceedings of the Company, except as provided herein.


                   Section 11.  Adjustment of Purchase Price, Number and

         Kind of Shares or Number of Rights.  The Purchase Price, the

         number of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as pro-

         vided in this Section 11.


                        (a)  (i)  In the event the Company shall at any

                   time after the date of this Agreement (A) declare a

                   dividend on the Preferred Stock payable in shares of

                   Preferred Stock, (B) subdivide the outstanding

                   Preferred Stock, (C) combine the outstanding

                   Preferred Stock into a smaller number of shares or

                   (D) issue any shares of its capital stock in a

                   reclassification of the Preferred Stock (including

                   any such reclassification in connection with a

                   consolidation or merger in which the Company is the










                   continuing or surviving corporation), except as

                   otherwise provided in this Section 11(a) and in

                   Section 7(e), the Purchase Price in effect at the

                   time of the record date for such dividend or of the

                   effective date of such subdivision, combination or

                   reclassification, and the number and kind of shares

                   of capital stock issuable on such date, shall be

                   proportionately adjusted so that the holder of any

                   Right exercised after such time shall be entitled to

                   receive the aggregate number and kind of shares of

                   capital stock and other securities which, if such

                   Right had been exercised immediately prior to such

                   date and at a time when the Preferred Stock transfer

                   books of the Company were open, he would have owned

                   upon such exercise and been entitled to receive by

                   virtue of such dividend, subdivision, combination or

                   reclassification.  If an event occurs which would

                   require an adjustment under both Section 11(a)(i) and

                   Section 11(a)(ii), the adjustment provided for in

                   this Section 11(a)(i) shall be in addition to, and

                   shall be made prior to, any adjustment required

                   pursuant to Section 11(a)(ii).
















                        (ii) In the event that any Person (other than

                   the Company, any subsidiary of the Company, any em-

                   ployee benefit plan of the Company or any of its sub-

                   sidiaries or any entity holding securities of the

                   Company organized, appointed or established by the

                   Company or any of its subsidiaries for or pursuant to

                   the terms of any such plan), alone or together with

                   its Affiliates and Associates, shall become an Ac-

                   quiring Person (except pursuant to a tender or ex-

                   change offer for all outstanding shares of Common

                   Stock at a price and on terms determined by at least

                   a majority of the members of the Board of Directors

                   who are not officers of the Company to be both ad-

                   equate and otherwise in the best interests of the

                   Company and its shareholders (other than the Person

                   or an Affiliate or Associate thereof on whose behalf

                   the offer is being made) (a "Permitted Offer")), then

                   proper provision shall be made so that each holder of

                   a Right, except as provided in Section 7(e) hereof,

                   shall, for a period of 60 days after the later of the

                   occurrence of any such event and the effective date

                   of an appropriate registration statement pursuant to

                   Section 9, have a right to receive, upon exercise

                   thereof at the then current Purchase Price in

                   accordance with the terms of this Agreement, such










                   number of one one-hundredths of a share of Preferred

                   Stock of the Company as shall equal the result ob-

                   tained by (x) multiplying the then current Purchase

                   Price by the then number of one one-hundredths of a

                   share of Preferred Stock for which a Right is then

                   exercisable under Section 11(a)(i) of this Agreement

                   (y) dividing that product by 50% of the current mar-

                   ket price per one share of Common Stock (determined

                   pursuant to Section 11(d)) on the date of the occur-

                   rence of the event set forth in this subparagraph

                   (ii) (such number of shares being referred to as the

                   "number of Adjustment Shares"); provided, however,

                   that if the transaction that would otherwise give

                   rise to the foregoing adjustment is also subject to

                   the provisions of Section 13 hereof, then only the

                   provisions of Section 13 hereof shall apply and no

                   adjustment shall be made pursuant to this Section

                   11(a)(ii).


                        (iii)     Notwithstanding the foregoing

                   subparagraph (ii), the Board of Directors may, by

                   resolution duly adopted, provide that, effective on

                   the date specified in such resolution, the Company

                   shall be entitled (but not required) to deliver upon

                   exercise of any Right at the then current Purchase

                   Price in accordance with the foregoing subparagraph









                   (ii) and the terms of this Agreement, in lieu of a

                   number of one one-hundredths of a share of Preferred

                   Stock, a number of shares, or units of shares, of (x)

                   Common Stock (up to the maximum number of shares of

                   Common Stock which may permissibly be issued using

                   the allocation procedure specified in the second

                   sentence of Section 11(k)) and (y) preferred stock

                   (or other equity securities) of the Company,

                   including, but not limited to Preferred Stock, equal

                   in the aggregate to the number of Adjustment Shares

                   where the Board of Directors of the Company shall

                   have deemed such shares or units, other than the

                   shares of Preferred Stock, to have at least the same

                   economic value and, to the extent permitted by the

                   Company's Articles of Incorporation, at least the

                   same voting rights as the Preferred Stock (an

                   "equivalent security") (one share of Common Stock

                   shall be deemed to be an equivalent security);

                   provided, however, that if the Board of Directors

                   elects, pursuant to this subparagraph (iii), to de-

                   liver upon exercise of any Right, securities other

                   than Preferred Stock, then the Board of Directors

                   shall do so in a manner that it deems, in its

                   absolute discretion, not to discriminate among

                   shareholders; provided, further, if there are










                   unavailable sufficient shares (or fractions of

                   shares) of Preferred Stock, Common Stock, and/or

                   other equivalent securities, as the case may be, then

                   the Company shall take all such action as may be

                   necessary to authorize additional shares of Preferred

                   Stock, Common Stock, or other equivalent securities,

                   as the case may be, for issuance upon exercise of the

                   Rights, including the calling of a meeting of share-

                   holders; and provided, further, that if the Company

                   is unable to cause sufficient shares of Preferred

                   Stock, Common Stock, or other equivalent securities,

                   as the case may be, to be available for issuance upon

                   exercise in full of the Rights, then each Right shall

                   thereafter represent the right to receive the Ad-

                   justed Number of Shares upon exercise at the Adjusted

                   Purchase Price (as such terms are hereinafter de-

                   fined).  As used herein, the term Adjusted Number of

                   Shares shall be equal to that number of shares (or

                   fractions of shares) of Preferred Stock, Common Stock

                   (and/or shares or units of equivalent securities)

                   equal to the product of (x) the number of Adjustment

                   Shares and (y) a fraction, the numerator of which is

                   the number of shares of Preferred Stock, Common Stock

                   (and/or shares or units of equivalent securities), as

                   the case may be, available for issuance upon exercise










                   of the Rights and the denominator of which is the

                   aggregate number of Adjustment Shares otherwise issu-

                   able upon exercise in full of all Rights (assuming

                   there were sufficient shares of Preferred Stock, Com-

                   mon Stock, and/or shares or units of equivalent secu-

                   rities, as the case may be, available) (such fraction

                   being referred to as the "Proration Factor").  The

                   Adjusted Purchase Price shall mean the product of the

                   Purchase Price and the Proration Factor.  The Board

                   of Directors may, but shall not be required to, es-

                   tablish procedures to allocate the right to receive

                   Preferred Stock, Common Stock and/or equivalent secu-

                   rities, as the case may be, upon exercise of the

                   Rights among holders of Rights.


                   (b)  If the Company shall fix a record date for the

         issuance of rights, options or warrants to all holders of Pre-

         ferred Stock entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or pur-

         chase Preferred Stock (or shares having the same or more favor-

         able rights, privileges and preferences as the Preferred Stock

         ("equivalent preferred stock")) or securities convertible into

         Preferred Stock or equivalent preferred stock at a price per share of Preferred Stock or per share of equivalent preferred stock (or having a conversion price per share, if a security convertible into Preferred Stock or equivalent preferred stock)









         less than the current market price (as defined in Section

         11(d)) per share of Preferred Stock on such record date, the

         Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immedi-

         ately prior to such record date by a fraction, the numerator of which shall be the number of shares of Preferred Stock out-

         standing on such record date, plus the number of shares of Pre-

         ferred Stock which the aggregate offering price of the total number of shares of Preferred Stock and/or equivalent preferred stock to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of shares of Preferred Stock out-

         standing on such record date, plus the number of additional shares of Preferred Stock and/or equivalent preferred stock to be offered for subscription or purchase (or into which the con-

         vertible securities so to be offered are initially convert-

         ible).  In case such subscription price may be paid in a con-

         sideration part or all of which shall be in a form other than cash, the value of such consideration shall be determined rea-

         sonably and with good faith to the holders of Rights by the

         Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent.  Shares of Preferred Stock owned by or held for the account of the Company shall not be










         deemed outstanding for the purpose of any such computation.

         Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights or war-

         rants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.


                   (c)  If the Company shall fix a record date for the

         making of a distribution to all holders of Preferred Stock (in-

         cluding any such distribution made in connection with a con-

         solidation or merger in which the Company is the continuing corporation) of evidences of indebtedness, cash (other than a regular quarterly cash dividend out of the earnings or retained earnings of the Company), assets (other than a dividend payable in Preferred Stock, but including any dividend payable in stock other than Preferred Stock) or subscription rights or warrants

         (excluding those referred to in Section 11(b)), the Purchase

         Price to be in effect after such record date shall be deter-

         mined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the current market price (as defined in Section 11(d))

         per share of Preferred Stock on such record date, less the fair market value (as determined reasonably and with good faith to the holders of Rights by the Board of Directors of the Company,

         whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent)









         of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants distributable in respect of one share of Preferred Stock and the denominator of which shall be the current market price per share of the Preferred Stock.  Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would be in effect if such record date had not been fixed.


                   (d)  (i)  For the purpose of any computation hereun-

         der, other than in Section 11(a)(iii), the "current market price" per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such

         Common Stock for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; pro-

         vided, however, that in the event that the current per share market price of the Common Stock is determined during a period following the announcement by the issuer of such Common Stock of (A) a dividend or distribution on such Common Stock payable in shares of such Common Stock or securities convertible into shares of such Common Stock or (B) any subdivision, combination or reclassification of such Common Stock, and prior to the ex-

         piration of 30 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivi-

         sion, combination or reclassification, then, and in each such









         case, the "current market price" shall be properly adjusted to take into account ex-dividend trading.  The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the clos-

         ing bid and asked prices, regular way, in either case as re-

         ported in the principal consolidated transaction reporting sys-

         tem with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the shares of Common Stock are not listed or admitted to trading on the New York Stock

         Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the prin-

         cipal national securities exchange on which the shares of Com-

         mon Stock are listed or admitted to trading or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Asso-

         ciation of Securities Dealers, Inc. Automated Quotation System

         ("NASDAQ") or such other system then in use, or, if on any such date the shares of Common Stock are not quoted by any such or-

         ganization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the

         Common Stock selected by the Board of Directors of the Company.

         If on any such date no market maker is making a market in the

         Common Stock, the fair value of such shares on such date as










         determined reasonably and with good faith by the Board of

         Directors of the Company shall be used and shall be binding on the Rights Agent.  The term "Trading Day" shall mean a day on which the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Com-

         mon Stock are not listed or admitted to trading on any national securities exchange, a Business Day.  If the Common Stock is not publicly held or not so listed or traded, "current market price" per share shall mean the fair value per share determined reasonably and with good faith to the holders of Rights by the

         Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent.


                  (ii)  For the purpose of any computation hereunder,

         the "current market price" per share (or one one-hundredth of a share) of Preferred Stock shall be determined in the same man-

         ner as set forth above for the Common Stock in clause (i) of this Section 11(d) (other than the last sentence thereof).  If the current market price per share (or one one-hundredth of a share) of Preferred Stock cannot be determined in the manner provided above or if the Preferred Stock is not publicly held or listed or traded in a manner described in clause (i) of this

         Section 11(d), the "current market price" per share of

         Preferred Stock shall be conclusively deemed to be an amount









         equal to 100 (as such number may be appropriately adjusted for such events as stock splits, stock dividends and re-

         capitalizations with respect to the Common Stock occurring after the date of this Agreement) multiplied by the current market price per share of the Common Stock and the "current market price" per one one-hundredth of a share of Preferred

         Stock shall be equal to the current market price per share of the Common Stock (as appropriately adjusted).  If neither the

         Common Stock nor the Preferred Stock is publicly held or so listed or traded, "current market price" per share shall mean the fair value per share as determined in good faith by the

         Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.


                   (e)  Anything herein to the contrary notwithstanding,

         no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(a) are not re-

         quired to be made shall be carried forward and taken into ac-

         count in any subsequent adjustment.  All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a share of Common Stock or other share or one-hundred-thousandth of a share of Preferred Stock,

         as the case may be.  Notwithstanding the first sentence of this









         Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which mandates such adjustment or (ii)

         the Expiration Date.


                   (f)  If as a result of any provision of Section

         11(a), the holder of any Right thereafter exercised shall be-

         come entitled to receive any shares of capital stock of the

         Company other than Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provi-

         sions with respect to the shares contained in Section 11(a)

         through (c), inclusive, and the provisions of Sections 7, 9,

         10, 13 and 15 hereof with respect to the Preferred Stock shall apply on like terms to any such other shares.


                   (g)  All Rights originally issued by the Company sub-

         sequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase

         Price, the number of shares of Preferred Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.


                   (h)  Unless the Company shall have exercised its

         election as provided in Section 11(i), upon each adjustment of











         the Purchase Price as a result of the calculations made in Sec-

         tion 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-hundredths of a share of Preferred Stock (calculated to the nearest one-hundred-thousandth) obtained by (i) multi-

         plying (x) the number of one one-hundredths of a share of Pre-

         ferred Stock covered by a Right immediately prior to this ad-

         justment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.


                   (i)  The Company may elect on or after the date of

         any adjustment of the Purchase Price to adjust the number of

         Rights, in substitution for any adjustment in the number of shares of Preferred Stock purchasable upon the exercise of a

         Right.  Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of one one-hundredths of a share of Preferred Stock for which a Right was exercisable immediately prior to such adjustment.  Each

         Right held of record prior to such adjustment of the number of

         Rights shall become that number of Rights (calculated to the nearest ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of









         the Purchase Price.  The Company shall make a public announce-

         ment of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time,

         the amount of the adjustment to be made.  This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued,

         shall be at least 10 days later than the date of the public announcement.  If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Sec-

         tion 11(i), the Company shall, as promptly as practicable,

         cause to be distributed to holders of record of Rights Certifi-

         cates on such record date Rights Certificates evidencing, sub-

         ject to Section 15 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or,

         at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the

         Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Com-

         pany, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment.

         Rights Certificates so to be distributed shall be issued, ex-

         ecuted and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase

         Price) and shall be registered in the names of the holders of












         record of Rights Certificates on the record date specified in the public announcement.


                   (j)  Irrespective of any adjustment or change in the

         Purchase Price or the number of shares of Preferred Stock issu-

         able upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the

         Purchase Price per share and the number of shares which were expressed in the initial Rights Certificates issued hereunder.


                   (k)  Before taking any action that would cause an

         adjustment reducing the Purchase Price below the then par

         value, if any, of the shares of Preferred Stock, Common Stock or other securities issuable upon exercise of the Rights, the

         Company shall take any corporate action which may, in the opin-

         ion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Preferred Stock, Common Stock or other securities at such adjusted Purchase Price.  If upon any exercise of the Rights, a holder is to receive a combination of Preferred Stock, Common

         Stock, and/or other equivalent securities, a portion the con-

         sideration paid upon such exercise, equal to at least the then par value of each security so received, shall be allocated as the payment for each security of the Company so received.














                   (l)  In any case in which this Section 11 shall re-

         quire that an adjustment in the Purchase Price be made effec-

         tive as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date the shares of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the shares of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such ad-

         justment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evi-

         dencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.


                   (m)  Anything to the contrary in this Section 11 not-

         withstanding, the Company shall be entitled to make such reduc-

         tions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the Preferred

         Stock, issuance wholly for cash of any shares of Preferred

         Stock at less than the current market price, issuance wholly for cash of shares of Preferred Stock or securities which by their terms are convertible into or exchangeable for shares of

         Preferred Stock, stock dividends or issuance of rights, options









         or warrants referred to hereinabove in this Section 11, hereaf-

         ter made by the Company to holders of its Preferred Stock shall not be taxable to such shareholders.


                   (n)  Anything in this Agreement to the contrary not-

         withstanding, in the event that the Company shall at any time after the date of this Agreement and prior to the Distribution

         Date (i) declare a dividend on the outstanding shares of Common

         Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, (iii) combine the outstanding Common

         Stock into a smaller number of shares, or (iv) issue any shares of its capital stock in a reclassification of the outstanding

         Common Stock, the number of Rights associated with each share of Common Stock then outstanding, or issued or delivered there-

         after but prior to the Distribution Date, shall be proportion-

         ately adjusted so that the number of Rights thereafter associ-

         ated with each share of Common Stock following any such event shall equal the result obtained by multiplying the number of

         Rights associated with each share of Common Stock immediately prior to such event by a fraction the numerator of which shall be the total number of shares of Common Stock outstanding im-

         mediately prior to the occurrence of the event and the denomi-

         nator of which shall be the total number of shares of Common

         Stock outstanding immediately following the occurrence of such event.











                   (o)  The exercise of Rights under Section 11(a)(ii)

         shall only result in the loss of rights under Section 11(a)(ii)

         to the extent so exercised and shall not otherwise affect the rights represented by the Rights under this Rights Agreement,

         including the rights represented by Section 13.


                   Section 12.  Certificate of Adjusted Purchase Price

         or Number of Shares.  Whenever an adjustment is made as pro-

         vided in Sections 11 and 13 hereof, the Company shall (a)

         promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjust-

         ment, (b) promptly file with the Rights Agent and with each transfer agent for the Preferred Stock and the Common Stock a copy of such certificate and (c) mail a brief summary thereof to each holder of a Rights Certificate in accordance with Sec-

         tion 26 hereof.  The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained.


                   Section 13.  Consolidation, Merger or Sale or Trans-

         fer of Assets or Earning Power.


                   (a)  In the event that, following the Stock Acquisi-

         tion Date, directly or indirectly, (x) the Company shall con-

         solidate with, or merge with and into, any other Person, (y)

         any Person shall consolidate with the Company, or merge with











         and into the Company shall be the continuing or surviving cor-

         poration of such merger (other than, in the case of either transaction described in (x) or (y), a merger or consolidation which would result in all of the Voting Power represented by the securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstand-

         ing or by being converted into securities of the surviving en-

         tity) all of the Voting Power represented by the securities of the Company or such surviving entity outstanding immediately after such merger or consolidation and the holders of such se-

         curities not having changed as a result of such merger or con-

         solidation), or (z) the Company shall sell, mortgage or other-

         wise transfer (or one or more of its subsidiaries shall sell,

         mortgage or otherwise transfer), in one or more transactions,

         assets or earning power aggregating more than 50% of the assets or earning power of the Company and its subsidiaries (taken as a whole) to any other Person, then, and in each such case,

         proper provision shall be made so that (i) following the Dis-

         tribution date, each holder of a Right, shall have the right to receive, upon the exercise thereof at the then current Purchase

         Price in accordance with the terms of this Agreement, such num-

         ber of shares of freely tradeable Common Stock of the Principal

         Party (as hereinafter defined), free and clear of liens, rights of call or first refusal, encumbrances or other adverse claims,

         and shall be equal to the result obtained by (x) multiplying










         the then current Purchase Price by the number of one one-

         hundredths of a share of Preferred Stock for which a Right is then exercisable (without taking into account any adjustment previously made pursuant to Section 11(a)(ii) hereof) and (y)

         dividing that product by 50% of the current market price per share of the Common Stock of such Principal Party (determined pursuant to Section 11(d) hereof) on the date of consummation of such consolidation, merger, sale or transfer; (ii) such

         Principal Party shall thereafter be liable for, and shall as-

         sume, by virtue of such consolidation, merger, sale or trans-

         fer, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall apply to such Principal Party; and (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock in ac-

         cordance with Section 9 hereof) in connection with such con-

         summation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its shares of Common Stock thereafter deliverable upon the exercise of the Rights.
















                   (b)  "Principal Party" shall mean


                   (i)   in the case of any transaction described in (x)

              or (y) of the first sentence of this Section 13, the

              Person that is the issuer of any securities into which

              shares of Common Stock of the Company are converted in

              such merger or consolidation, and if no securities are so

              issued, the Person that is the other party to the merger

              or consolidation (including, if applicable, the Company,

              if it is the surviving corporation); and


                  (ii)   in the case of any transaction described in (z)

              of the first sentence in this Section 13, the Person that

              is the party receiving the greatest portion of the assets

              or earning power transferred pursuant to such transaction

              or transactions;


         provided, however, that in any such case, (1) if the Common

         Stock of such Person is not at such time and has not been con-

         tinuously over the preceding 12-month period registered under

         Section 12 of the Exchange Act, and such Person is a direct or indirect subsidiary or Affiliate of another Person, "Principal

         Party" shall refer to such other Person; (2) in case such Per-

         son is a subsidiary, directly or indirectly, or Affiliate of more than one Person, the Common Stocks of two or more of which are and have been so registered.  "Principal Party" shall refer to whichever of such Persons is the issuer of the Common Stock









         having the greatest aggregate market value; and (3) in case such Person is owned, directly or indirectly, by a joint ven-

         ture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in (1)

         and (2) above shall apply to each of the chains of ownership having an interest in such joint venture as if such party were a "Subsidiary" of both or all of such joint venturers and the

         Principal Parties in each such chain shall bear the obligations set forth in this Section 13 in the same ratio as their direct or indirect interests in such Person bear to the total of such interests.


                   (c)  The Company shall not consummate any such con-

         solidation, merger, sale or transfer unless the Principal Party shall have a sufficient number of authorized shares of its Com-

         mon Stock that have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and each

         Principal Party and each other Person who may become a Princi-

         pal Party as a result of such consolidation, merger, sale or transfer shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and (b) of this Section 13 and further providing that, as soon as practicable after the date of any consolida-

         tion, merger, sale or transfer of assets mentioned in paragraph











         (a) of this Section 13, the Principal Party at its own expense shall:


                   (i)   prepare and file a registration statement under

              the Securities Act with respect to the Rights and the

              securities purchasable upon exercise of the Rights on an

              appropriate form, will use its best efforts to cause such

              registration statement to become effective as soon as

              practicable after such filing and will use its best

              efforts to cause such registration statement to remain

              effective (with a prospectus at all times meeting the

              requirements of the Securities Act) until the Expiration

              Date;


                  (ii)   use its best efforts to qualify or register the

              Rights and the securities purchasable upon exercise of the

              Rights under the blue sky laws of such jurisdictions as

              may be necessary or appropriate; and


                 (iii)   deliver to holders of the Rights historical

              financial statements for the Principal Party and each of

              its Affiliates which comply in all material respects with

              the requirements for registration on Form 10 under the

              Exchange Act.


         The provisions of this Section 13 shall similarly apply to suc-

         cessive mergers or consolidations or sales or other transfers.










         The rights under this Section 13 shall be in addition to the rights to exercise Rights and adjustments under Section

         11(a)(ii) and shall survive any exercise thereunder.


                   (d)  Notwithstanding anything in this Agreement to

         the contrary, Section 13 shall not be applicable to a transac-

         tion described in subparagraphs (x) and (y) of Section 13(a) if

         (i) such transaction is consummated with a Person or Persons who acquired shares of Common Stock pursuant to a Permitted

         Offer (or a wholly owned subsidiary of any such Person or Per-

         sons), (ii) the price per share of Common Stock offered in such transaction is not less than the price per Common Share paid to all holders of Common Stock whose shares were purchased pursu-

         ant to such Permitted Offer and (iii) the form of consideration being offered to the remaining holders of Common Stock pursuant to such transaction is the same as the form of consideration paid pursuant to such Permitted Offer.  Upon consummation of any such transaction contemplated by this subsection (d), all

         Rights hereunder shall expire.


                   Section 14.  Additional Covenants.


                   (a)  After the Stock Acquisition Date, the Company

         covenants and agrees that it shall not (i) consolidate with,

         (ii) merge with or into, or (iii) sell or transfer to, in one or more transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its









         subsidiaries taken as a whole, any other Person if at the time of or after consolidation, merger or sale there are any charter or by-law provisions or any rights, warrants or other instru-

         ments outstanding or any other action taken which would dimin-

         ish or otherwise eliminate the benefits intended to be afforded by the Rights.  The Company shall not consummate any such con-

         solidation, merger or sale unless prior thereto the Company and such other Person shall have executed and delivered to the

         Rights Agent a supplemental agreement evidencing compliance with this subsection.


                   (b)  The Company covenants and agrees that, after the

         Stock Acquisition Date, it will not, except as permitted by

         Section 24 hereof, take any action the purpose or effect of which is to diminish or otherwise eliminate the benefits in-

         tended to be afforded by the Rights.


                   Section 15.  Fractional Rights and Fractional Shares.


                   (a)  The Company shall not be required to issue frac-

         tions of Rights, except prior to the Distribution Date as pro-

         vided in Section 11(n), or to distribute Rights Certificates which evidence fractional Rights.  In lieu of such fractional

         Rights, there shall be paid to the registered holders of the

         Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right.









         For the purposes of this Section 15(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable.  The closing price of the Rights for any day shall be the last sale price, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company.

         If on any such date no such market maker is making a market in the Rights the fair value of the Rights on such date as deter-

         mined reasonably and with good faith to the holders of Rights by the Board of Directors of the Company shall be used and shall be binding on the Rights Agent.


                   (b)  The Company shall not be required to issue frac-

         tions of shares of Preferred Stock (other than fractions which are integral multiples of one one-hundredth of a share of Pre-

         ferred Stock) upon exercise of the Rights or to distribute cer-

         tificates which evidence fractional shares of Preferred Stock

         (other than fractions which are integral multiples of one one-

         hundredth of a share of Preferred Stock).  Fractions of shares of Preferred Stock in integral multiples of one one-hundredth









         of a share of Preferred Stock may, at the election of the Com-

         pany, be evidenced by depositary receipts, pursuant to an ap-

         propriate agreement between the Company and a depositary se-

         lected by it, provided that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the shares of Preferred Stock repre-

         sented by such depositary receipts.  In lieu of fractional shares of Preferred Stock that are not integral multiples of one one-hundredth of a share of Preferred Stock, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one one-hundredth of a share of Preferred Stock.  For purposes of this Section 15(b), the current market value of one one-

         hundredth of a share of Preferred Stock shall be one one-

         hundredth of the closing price of a share of Preferred Stock

         (as determined pursuant to Section 11(d)(ii) hereof) for the

         Trading Day immediately prior to the date of such exercise.


                   (c)  Following the occurrence of one of the transac-

         tions or events specified in Section 11 giving rise to the right to receive Common Stock or other equivalent securities upon the exercise of a Right, the Company shall not be required to issue fractions of shares or units of such Common Stock or other equivalent securities upon exercise of the Rights or to









         distribute certificates which evidence fractional shares of such Common Stock or other equivalent securities.  In lieu of fractional shares or units of such Common Stock or other equiv-

         alent securities, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of a share or unit of such Common

         Stock or other equivalent securities.  For purposes of this

         Section 15(c), the current market value shall be determined in the manner set forth in Section 11(d) hereof for the Trading

         Day immediately prior to the date of such exercise and, if such equivalent security is not traded, each such equivalent secu-

         rity shall have the value of one one-hundredth of a share of

         Preferred Stock.


                   (d)  Except as otherwise expressly provided herein,

         the holder of a Right by the acceptance of the Rights expressly waives his right to receive any fractional Rights or any frac-

         tional shares upon exercise of a Right.


                   Section 16.  Rights of Action.  All rights of action

         in respect of this Agreement are vested in the respective reg-

         istered holders of the Rights Certificates (and, prior to the

         Distribution Date, the registered holders of the Common Stock);

         and any registered holder of any Rights Certificate (or, prior to the Distribution Date, of the Common Stock), without the










         consent of the Rights Agent or of the holder of any other

         Rights Certificate (or, prior to the Distribution Date, of the

         Common Stock), may, in his own behalf and for his own benefit,

         enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such

         Rights Certificate in the manner provided in such Rights Cer-

         tificate and in this Agreement.  Without limiting the foregoing or any remedies available to the holders of Rights, it is spe-

         cifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obliga-

         tions hereunder and injunctive relief against actual or threat-

         ened violations of the obligations hereunder of any Person sub-

         ject to this Agreement.  Holders of Rights shall be entitled to recover the reasonable costs and expenses, including attorneys'

         fees, incurred by them in any action to enforce the provisions of this Agreement.


                   Section 17.  Agreement of Rights Holders.  Every

         holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:















                   (a)  prior to the Distribution Date, the Rights will

              be transferable only in connection with the transfer of

              Common Stock;


                   (b)  after the Distribution Date, the Rights Certifi-

              cates are transferable only on the registry books of the

              Rights Agent if surrendered at the principal corporate

              trust office of the Rights Agent, duly endorsed or accom-

              panied by a proper instrument of transfer; and


                   (c)  the Company and the Rights Agent may deem and

              treat the person in whose name a Rights Certificate (or,

              prior to the Distribution Date, the associated Common

              Stock certificate) is registered as the absolute owner

              thereof and of the Rights evidenced thereby (notwithstand-

              ing any notations of ownership or writing on the Rights

              Certificates or the associated Common Stock certificate

              made by anyone other than the Company or the Rights Agent)

              for all purposes whatsoever, and neither the Company nor

              the Rights Agent shall be affected by any notice to the

              contrary.


                   Section 18.  Rights Certificate Holder Not Deemed a

         Stockholder.  No holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the shares of Preferred Stock, Common

         Stock or any other securities of the Company which may at any









         time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights

         Certificate by construed to confer upon the holder of any

         Rights Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of direc-

         tors or upon any matter submitted to shareholders at any meet-

         ing thereof, or to give or withhold consent to any corporate action, or to receive notice or meetings or other actions af-

         fecting shareholders (except as provided in Section 25 hereof),

         or to receive dividends or subscription rights, or otherwise,

         until the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions thereof.


                   Section 19.  Concerning the Rights Agent.  The Com-

         pany agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder as agreed, and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and disbursements and other disburse-

         ments incurred in the administration and execution of this

         Agreement and the exercise and performance of its duties here-

         under.  The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without negligence, bad faith or willful mis-

         conduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance









         and administration of this Agreement, including the costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly.


                   The Rights Agent shall be protected and shall incur

         no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this

         Agreement in reliance upon any Rights Certificate or certifi-

         cate for Common Stock or for other securities of the Company,

         instrument of assignment or transfer, power of attorney, en-

         dorsement, affidavit, letter, notice, direction, consent, cer-

         tificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary,

         verified or acknowledged, by the proper Person or Persons.


                   Section 20.  Merger or Consolidation or Change of

         Name of Rights Agent.  Any corporation into which the Rights

         Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any suc-

         cessor Rights Agent shall be a party, or any corporation suc-

         ceeding to the corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the

         Rights Agent under this Agreement without the execution of fil-

         ing of any paper or any further act on the part of any of the












         parties hereto, provided that such corporation would be eligi-

         ble for appointment as a successor Rights Agent under the pro-

         visions of Section 22 hereof.  In case at the time such succes-

         sor Rights Agent shall succeed to the agency created by this

         Agreement, any of the Rights Certificates shall have been coun-

         tersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force pro-

         vided in the Rights Certificates in this Agreement.


                   In case at any time the name of the Rights Agent

         shall be changed and at such time any of the Rights Certifi-

         cates shall have been countersigned but not delivered, the

         Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such

         Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this

         Agreement.










                   Section 21.  Duties of Rights Agent.  The Rights

         Agent undertakes the duties and obligations imposed by this

         Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:


                   (a)  The Rights Agent may consult with legal counsel

              selected by it (who may be legal counsel for the Company),

              and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accor-

              dance with such opinion.


                   (b)  Whenever in the performance of its duties under

              this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without lim-

              itation, the identity of any Acquiring Person) be proved

              or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other

              evidence in respect thereof be herein specifically pre-

              scribed) may be deemed to be conclusively proved and es-

              tablished by a certificate signed by the Chairman of the

              Board, any Vice Chairman of the Board, any President, any

              Vice President, the Treasurer, any Assistant Treasurer,

              the Secretary or any Assistant Secretary of the Company

              and delivered to the Rights Agent; and such certificate









              shall be full authorization to the Rights Agent for any

              action taken or suffered in good faith by it under the

              provisions of this Agreement in reliance upon such cer-

              tificate.


                   (c)  The Rights Agent shall be liable hereunder only

              for its own negligence, bad faith or willful misconduct.


                   (d)  The Rights Agent shall not be liable for or by

              reason of any of the statements of fact or recitals con-

              tained in this Agreement or in the Rights Certificates

              (except as to the fact that it has countersigned the

              Rights Certificates) or be required to verify the same,

              but all such statements and recitals are and shall be

              deemed to have been made by the Company only.


                   (e)  The Rights Agent shall not be under any respon-

              sibility in respect of the validity of this Agreement or

              the execution and delivery hereof (except the due execu-

              tion hereof by the Rights Agent) or in respect of the

              validity or execution of any Rights Certificate (except

              its countersignature thereof):  nor shall it be respon-

              sible for any breach by the Company of any covenant or

              condition contained in this Agreement or in any Rights

              Certificate; nor shall it be responsible for any adjust-

              ment required under the provisions of Section 11 or 13

              hereof or responsible for the manner, method or amount of









              any such adjustment or the ascertaining of the existence

              of facts that would require any such adjustment (except

              with respect to the exercise of Rights evidenced by Rights

              Certificates after actual notice of any such adjustment);

              nor shall it be responsible for any determination by the

              Board of Directors of the Company of the current market

              value of the Rights or Preferred Stock or Common Stock

              pursuant to the provisions of Section 15 hereof; nor shall it by any act hereunder be deemed to make any representa-

              tion or warranty as to the authorization or reservation of any shares of Preferred Stock or other securities to be

              issued pursuant to this Agreement or any Rights Certifi-

              cate or as to whether any shares of Preferred Stock or

              other securities will, when so issued, be validly autho-

              rized and issued, fully paid and nonassessable.


                   (f)  The Company agrees that it will perform, exe-

              cute, acknowledge and deliver or cause to be performed,

              executed, acknowledged and delivered all such further and

              other acts, instruments and assurances as may reasonably

              be required by the Rights Agent for the carrying out or

              performing by the Rights Agent of the provisions of this

              Agreement.















                   (g)  The Rights Agent is hereby authorized and

              directed to accept instructions with respect to the per-

              formance of its duties hereunder and certificates deliv-

              ered pursuant to any provision hereof from the Chairman of the Board, any Vice Chairman of the Board, any President,

              any Vice President, the Secretary, any Assistant Secre-

              tary, the Treasurer or any Assistant Treasurer of the Com-

              pany, and is authorized to apply to such officers for

              advice or instructions in connection with its duties, and

              it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instruc-

              tions of any such officer.


                   (h)  The Rights Agent and any shareholder, director,

              officer or employee or other Affiliate of the Rights Agent may buy, sell or deal in any of the Rights or other secu-

              rities of the Company or become pecuniarily interested in

              any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise

              act as fully and freely as though it were not Rights Agent under this Agreement.  Nothing herein shall preclude the

              Rights Agent from acting in any other capacity for the

              Company or for any other legal entity.


                   (i)  The Rights Agent may execute and exercise any of

              the rights or powers hereby vested in it or perform any










              duty hereunder either itself or by or through its attor-

              neys or agents, and the Rights Agent shall not be answer-

              able or accountable for any act, omission, default, ne-

              glect or misconduct of any such attorneys or agents or for any loss to the Company or to the holders of the Rights

              resulting from any such act, omission, default, neglect or misconduct, provided reasonable care was exercised in the

              selection and continued employment thereof.


                   (j)  No provision of this Agreement shall require the

              Rights Agent to expend or risk its own funds or otherwise

              incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if

              there shall be reasonable grounds for believing that re-

              payment of such funds or adequate indemnification against

              such risk or liability is not reasonably assured to it.


                   (k)  If, with respect to any Rights Certificate sur-

              rendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of

              election to purchase, as the case may be, has either not

              been completed or indicates an affirmative response to

              clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise of transfer without first consulting with the Company.












                   Section 22.  Change of Rights Agent.  The Rights

         Agent or any successor Rights Agent may resign and be dis-

         charged from its duties under this Agreement upon 30 days' no-

         tice in writing mailed to the Company and to each transfer agent of the Common Stock and Preferred Stock by registered or certified mail, and to holders of the Rights Certificates by first-class mail.  The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing,

         mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock and

         Preferred Stock by registered or certified mail, and to the holders of the Rights Certificates by first-class mail.  If the

         Rights Agent shall resign or be removed or shall otherwise be-

         come incapable of acting, the Company shall appoint a successor to the Rights Agent.  If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated

         Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit his Rights Certificate for in-

         spection by the Company), then the registered holder of any

         Rights Certificate may apply to any court of competent juris-

         diction for the appointment of a new Rights Agent.  Any succes-

         sor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a corporation organized and doing business










         under the laws of the United States or of any state of the

         United States, in good standing, which is authorized under such laws to exercise corporate trust powers and is subject to su-

         pervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a com-

         bined capital and surplus of at least $50,000,000 or (b) an affiliate of a corporation described in clause (a) of this sen-

         tence.  After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibili-

         ties as if it has been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose.  Not later than the effective date of any such ap-

         pointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock and Preferred Stock, and mail a notice thereof in writing to the registered holders of the Rights Certifi-

         cates.  Failure to give any notice provided for in this Section

         22, however, or any defect therein, shall not affect the legal-

         ity or validity of the resignation or removal of the Rights

         Agent or the appointment of the successor Rights Agent, as the case may be.












                   Section 23.  Issuance of New Rights Certificates.

         Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option,

         issue new Rights Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any ad-

         justment or change in the Purchase Price per share and the num-

         ber or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement.


                   Section 24.  Redemption and Termination.


                   (a)  (i)  The Board of Directors of the Company may,

         at its option, at any time prior to the earlier of (x) the time that any person becomes an Acquiring Person or (y) 5:00 P.M.,

         E.T., on the Final Expiration Date, redeem all but not less than all of the then outstanding Rights at a redemption price of $.01 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter re-

         ferred to as the "Redemption Price").


                  (ii)  In addition, the Board of Directors of the Com-

         pany may redeem all but not less than all of the then outstand-

         ing Rights at the Redemption Price following the occurrence of a Stock Acquisition Date but prior to any event described in

         Section 13(a) either (x) in connection with any event specified









         in Section 13(a) in which all holders of Common Stock are

         treated alike and not involving (other than as a holder of Com-

         mon Stock being treated like all other such holders) an Acquir-

         ing Person or an Affiliate or Associate of an Acquiring Person

         or any other Person in which such Acquiring Person, Affiliate or such Associate has any interest, or any other Person acting directly or indirectly on behalf of or in association with any such Acquiring Person, Affiliate or Associate, or (y) following the occurrence of an event set forth in, and the expiration of any period during which the holder of Rights may exercise the rights under, Section 11(a)(ii) if and for as long as the Ac-

         quiring Person is not thereafter the Beneficial Owner of secu-

         rities representing 20% or more of the outstanding shares of the Voting Power, and at the time of redemption there are no other persons who are Acquiring Persons.


                   (b)  In the case of a redemption permitted under Sec-

         tion 24(a)(i), immediately upon the action of the Board of Di-

         rectors of the Company ordering the redemption of the Rights,

         evidence of which shall have been filed with the Rights Agent and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Re-

         demption Price.  In the case of a redemption permitted only under Section 24(a)(ii), evidence of which shall have been filed with the Rights Agent, the right to exercise the Rights









         will terminate and represent only the right to receive the Re-

         demption Price only after ten Business Days following the giv-

         ing of notice of such redemption to the holders of such Rights if no event set forth in Section 11(a)(ii) shall have occurred,

         and, if such event shall have occurred, upon the later of ten

         Business Days following the giving of such notice or the expi-

         ration of any period during which the rights under Section

         11(a)(ii) may be exercised.  Within ten days after the action of the Board of Directors ordering any such redemption of the

         Rights, the Company shall give notice of such redemption to the

         Rights Agent and the holders of the then outstanding Rights by mailing such notice to the Rights Agent and to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the Transfer Agent for the Common Stock.  Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.

         Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.


                   (c)  In the case of a redemption permitted under Sec-

         tion 24(a)(i) or (ii), the Company may, at its option, dis-

         charge all of its obligations with respect to the Rights by (i)

         issuing a press release announcing the manner of redemption of the Rights and (ii) mailing payment of the Redemption Price to the registered holders of the Rights at their last addresses as









         they appear on the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the Transfer

         Agent of the Common Stock, and upon such action, all outstand-

         ing Rights Certificates shall be null and void without any fur-

         ther action by the Company.


                   Section 24A.  Exchange.


                   (a)  The Board of Directors of the Company may, at

         its option, at any time after any Person becomes an Acquiring

         Person, exchange all or part of the then outstanding and ex-

         ercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 7(e) hereof)

         for Common Stock at an exchange ratio of one share of Common

         Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio").  Notwithstanding the foregoing,

         the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than the Company,

         any subsidiary of the Company, any employee benefit plan of the

         Company or any such subsidiary, or any entity holding Common

         Stock for or pursuant to the terms of any such plan), together with all Affiliates and Associates of such Person, becomes the

         Beneficial Owner of 50% or more of the Common Stock then

         outstanding.











                   (b)  Immediately upon the action of the Board of

         Directors of the Company ordering the exchange of any Rights pursuant to paragraph (a) of this Section 24A and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio.  The Company shall promptly give public notice of any such exchange; provided,

         however, that the failure to give, or any defect in, such

         notice shall not affect the validity of such exchange.  The

         Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent.  Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.

         Each such notice of exchange will state the method by which the exchange of the Common Stock for Rights will be effected and,

         in the event of any partial exchange, the number of Rights which will be exchanged.  Any partial exchange shall be

         effected pro rata based on the number of Rights (other than

         Rights which have become void pursuant to the provisions of

         Section 7(e) hereof) held by each holder of Rights.













                   (c)  In the event that there shall not be sufficient

         Common Stock issued but not outstanding (i.e., treasury shares)

         or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24A, the Company shall take all such action as may be necessary to authorize additional Common Stock for issuance upon exchange of the

         Rights.  In the event the Company shall, after good faith

         effort, be unable to take all such action as may be necessary to authorize such additional Common Stock, the Company shall substitute, for each share of Common Stock that would otherwise be issuable upon exchange of a Right, a number of shares of

         Preferred Stock or fraction thereof such that the current per share market price of one share of Preferred Stock multiplied by such number or fraction is equal to the current per share market price of one share of Common Stock as of the date of issuance of such shares of Preferred Stock or fraction thereof.


                   (d)  The Company shall not be required to issue

         fractional shares of Common Stock or to distribute certificates which evidence fractional shares of Common Stock.  In lieu of such fractional shares of Common Stock, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional shares of Common Stock would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole shares of Common Stock.  For the purposes of this paragraph (d), the current market value of









         a whole share of Common Stock shall be the closing price of shares of a Common Stock (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day

         immediately prior to the date of exchange pursuant to this

         Section 24A.


                   Section 25.  Notice of Certain Events.  In case the

         Company shall propose (a) to pay any dividend payable in stock of any class to the holders of Preferred Stock or to make any other distribution to the holders of Preferred Stock (other than a regular quarterly cash dividend out of earnings or re-

         tained earnings of the Company) or (b) to offer to the holders of Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Preferred Stock or shares of stock of any class or any other securities, rights or options,

         or (c) to effect any reclassification of its Preferred Stock

         (other than a reclassification involving only the subdivision of outstanding shares of Preferred Stock), or (d) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its subsidiaries to effect any sale or other transfer), in one or more transac-

         tions, of more than 50% of the assets or earning power of the

         Company and its subsidiaries (taken as a whole) to, any other

         Person, or (e) to effect the liquidation, dissolution or wind-

         ing up of the Company, then, in each such case, the Company











         shall give to each holder of a Rights Certificate, in accor-

         dance with Section 26 hereof, a notice of such proposed action,

         which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale,

         transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the shares of Preferred Stock, if any such date is to be fixed,

         and such notice shall be so given in the case of any action covered by clause (a) or (b) above at least 20 days prior to the record date for determining holders of the shares of Pre-

         ferred Stock for purposes of such action, and in the case of any such other action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the shares of Preferred Stock which-

         ever shall be the earlier.


                   In case any of the events set forth in Section

         11(a)(ii) of this Agreement shall occur, then, in any such case, the Company shall as soon as practicable thereafter give to each holder of a Rights Certificate, in accordance with Sec-

         tion 26 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii) hereof.













                   Section 26.  Notices.  Notices or demands authorized

         by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail,

         postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                             First Virginia Banks, Inc.
                             6400 Arlington Boulevard
                             Falls Church, Virginia  22046-2399

                             Attention:  Secretary


         Subject to the provisions of Section 22, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights

         Agent shall be sufficiently given or made if sent by first-

         class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:


                             Registrar and Transfer Company
                             10 Commerce Drive
                             Cranford, N.J.  07016

                             Attention:  Corporate Trust Department


         Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any

         Rights Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.










                   Section 27.  Supplements and Amendments.  The Company

         may from time to time supplement or amend this Agreement

         without the approval of any holders of Right Certificates in order to cure any ambiguity, to correct or supplement any

         provision contained herein which may be defective or

         inconsistent with any other provisions herein, or to make any other provisions with respect to the Rights which the Company may deem necessary or desirable, any such supplement or amend-

         ment to be evidenced by a writing signed by the Company and the

         Rights Agent; provided, however, that from and after such time as any Person becomes an Acquiring Person, this Agreement shall not be amended in any manner which would adversely affect the interests of the holders of Rights.  Without limiting the

         foregoing, the Company may at any time prior to such time as any Person becomes an Acquiring Person amend this Agreement to lower the thresholds set forth in Sections 1(a) and 3(a) to not less than the greater of (i) the sum of .001% and the largest percentage of the outstanding Common Stock then known by the

         Company to be beneficially owned by any Person (other than the

         Company, any subsidiary of the Company, any employee benefit plan of the Company or any subsidiary of the Company, or any entity holding Common Stock for or pursuant to the terms of any such plan) and (ii) 10%.













                   Section 28.  Determination and Actions by the Board

         of Directors, etc.  For all purposes of this Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common

         Stock or any other securities of which any Person is the Ben-

         eficial Owner, shall be made in accordance with the last sen-

         tence of Rule 13d-3(d)(1)(i) of the General Rules and Regula-

         tions under the Exchange Act as in effect on the date of this

         Agreement.  The Board of Directors of the Company shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board, or the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed nec-

         essary or advisable for the administration of this Agreement

         (including a determination to redeem or not redeem the Rights or to amend the Agreement).  All such actions, calculations,

         interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing)

         which are done or made by the Board in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent,

         the holders of the Rights Certificates and all other parties,












         and (y) not subject the Board to any liability to the holders of the Rights Certificates.


                   Section 29.  Successors.  All the covenants and pro-

         visions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.


                   Section 30.  Benefits of this Agreement.  Nothing in

         this Agreement shall be construed to give to any person or cor-

         poration other than the Company, the Rights Agent and the reg-

         istered holders of the Rights Certificates (and, prior to the

         Distribution Date, the Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the

         Rights Agent and the registered holders of the Rights Certifi-

         cates (and, prior to the Distribution Date, the Common Stock).


                   Section 31.  Severability.  If any term, provision,

         covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, cove-

         nants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.













                   Section 32.  Governing Law.  This Agreement, each

         Right and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the Commonwealth of Virginia and for all purposes shall be governed by and con-

         strued in accordance with the laws of such Commonwealth appli-

         cable to contracts to be made and to be performed entirely within such State.


                   Section 33.  Counterparts.  This Agreement may be

         executed in any number of counterparts and each of such coun-

         terparts shall for all purposes be deemed to be an original,

         and all such counterparts shall together constitute but one and the same instrument.


                   Section 34.  Descriptive Headings.  Descriptive head-

         ings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.


























                   IN WITNESS WHEREOF, the parties hereto have caused

         this Agreement to be duly executed and their respective corpo-

         rate seals to be hereunto affixed and attested, all as of the day and year first above written.







         Attest:                          FIRST VIRGINIA BANKS, INC.

                 [Seal]



             /s/ Thomas P. Jennings       By  /s/ Barry J. Fitzpatrick
         Name:   Thomas P. Jennings       Name:   Barry J. Fitzpatrick
         Title:  Senior Vice President,   Title:  Chairman, President
                   General Counsel and               and Chief Executive
                   Secretary                         Officer


         Attest:                          REGISTRAR AND TRANSFER COMPANY

                 [Seal]



             /s/                          By  /s/
         Name:                            Name:
         Title:                           Title:























                                                               Exhibit A
                CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS
                    OF SERIES E PARTICIPATING PREFERRED STOCK

                                        of

                            FIRST VIRGINIA BANKS, INC.

                       Pursuant to Section 13.1-639 of the
                          Virginia Stock Corporation Act



                   We,                 and                  , President,
         and Senior Vice President and Secretary, respectively, of First Virginia Banks, Inc., a corporation organized and existing under the Virginia Stock Corporation Act, DO HEREBY CERTIFY:

                   That pursuant to the authority conferred upon the Board of Directors by the Articles of Incorporation of the said Corporation, the said Board of Directors on July 27, 1988, adopted the following resolution creating a series of 300,000 shares of Preferred Stock, par value $10.00 per share, desig-nated as Series E Participating Preferred Stock:

                   RESOLVED, that pursuant to the authority vested in the Board of Directors of this Company in accordance with the provisions of its Articles of Incorporation, a series of Preferred Stock, par value $10.00 per share, of the Company be and it hereby is created, and that the designation and amount thereof and the powers, preferences and relative, participat-ing, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

                   Section 1. Designation and Amount. The shares of such series shall be designated as "Series E Participating Preferred Stock", and the number of shares constituting such series shall be 300,000. Such number of shares may be in-creased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series E Participating Preferred Stock to a number less than that of the shares then outstanding plus the number of shares issuable upon exercise of outstanding rights, options or war-rants or upon conversion of outstanding securities issued by the Corporation.

                   Section 2.  Dividends and Distributions.

                   (A) The holders of shares of Series E Participating Preferred Stock in preference to the holders of shares of









         Common Stock, par value $1.00 per share (the "Common Stock"), of the Corporation and any other junior stock, shall be en-titled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quar-terly dividends payable in cash on the first day of January, April, July and October in each year (each such date being re-ferred to herein as a "Quarterly Dividend Payment Date"), com-mencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series E Participating Preferred Stock in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00, or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series E Par-ticipating Preferred Stock. In the event the Corporation shall at any time after August 8, 1988 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series E Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by mul-tiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                   (B) The Corporation shall declare a dividend or distribution on the Series E Participating Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Divi-dend Payment Date, a dividend of $1.00 per share on the Series E Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                   (C) Dividends shall begin to accrue and be cumula-tive on outstanding shares of Series E Participating Preferred










         Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series E Participating Pre-ferred Stock unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is, a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series E Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear in-terest. Dividends paid on the shares of Series E Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series E Participating Preferred Stock entitled to receive pay-ment of a dividend or distribution declared thereon, which rec-ord date shall be no more than 30 days prior to the date fixed for the payment thereof.

                   Section 3.  Certain Restrictions.

                   (A) Whenever quarterly dividends or other dividends or distributions payable on the Series E Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series E Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not

                             (i)  declare or pay dividends on, make any
                   other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series E Participating Preferred Stock;

                            (ii)  declare or pay dividends on or make
                   any other distributions on any shares of stock rank-ing on a parity (either as to dividends or upon liq-uidation, dissolution or winding up) with the Series E Participating Preferred Stock except dividends paid ratably on the Series E Participating Preferred Stock and all such parity stock on which dividends are pay-able or in arrears in proportion to the total amounts











                   to which the holders of all such shares are then en-titled;

                           (iii)  redeem or purchase or otherwise
                   acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquida-tion, dissolution or winding up) with the Series E Participating Preferred Stock provided that the Cor-poration may at any time redeem, purchase or other-wise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dis-solution, liquidation or winding up) to the Series E Participating Preferred Stock; or

                            (iv)  purchase or otherwise acquire for
                   consideration any shares of Series E Participating Preferred Stock or any shares of stock ranking on a parity with the Series E Participating Preferred Stock except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after con-sideration of the respective annual dividend rates and other relative rights and preferences of the re-spective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                   (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consid-eration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 3, pur-chase or otherwise acquire such shares at such time and in such manner.

                   Section 4.  Liquidation, Dissolution or Winding Up.
         (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series E Participating Preferred Stock unless, prior thereto, the holders of shares of Series E Participating Pre-ferred Stock shall have received per 1/100 share thereof, the greater of the issuance price thereof or the payment made per share of Common Stock, plus an amount equal to accrued and un-paid dividends and distributions thereon, whether or not de-clared, to the date of such payment (the "Series E Liquidation Preference"). Following the payment of the full amount of the Series E Liquidation Preference, no additional distributions










         shall be made to the holders of shares of Series E Participat-ing Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series E Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in subparagraph C below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Series E Liquidation Prefer-ence and the Common Adjustment in respect of all outstanding shares of Series E Participating Preferred Stock and Common Stock, respectively, holders of Series E Participating Pre-ferred Stock and holders of shares of Common Stock shall re-ceive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

                   (B) In the event there are not sufficient assets available to permit payment in full of the Series E Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series E Participating Preferred Stock then such remaining as-sets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation prefer-ences. In the event there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

                   (C) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                   Section 5. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combi-nation or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series E Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per










         share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, secu-rities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock,
         (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series E Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event.

                   Section 6. Redemption. The shares of Series E Participating Preferred Stock shall not be redeemable.

                   Section 7. Ranking. The Series E Participating Pre-ferred Stock shall rank on a parity with all other series of the Corporation's Preferred Stock as to the payment of divi-dends and the distribution of assets.

                   Section 8. Amendment. The Articles of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series E Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series E Participating Preferred Stock voting separately as a class.

                   Section 9. Fractional Shares. Series E Participat-ing Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's frac-tional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series E Participating Preferred Stock.

                   RESOLVED FURTHER, that the proper officers of the Corporation be, and each of them hereby is, authorized to ex-ecute a Certificate of Designation with respect to the Series E Participating Preferred Stock pursuant to Section 13.1-639 of the Virginia Stock Corporation Act and to take all appropriate












         action to cause such Certificate to become effective, includ-ing, but not limited to, the filing and recording of such Cer-tificate with and/or by the State Corporation Commission of the Commonwealth of Virginia.

                   IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do affirm the foregoing as true under the
         penalties of perjury this       day of                 , 1988.




                                        /s/
                                       President



         Attest:




         /s/
         Secretary




































                                                               Exhibit B
                           [Form of Rights Certificate]

         Certificate No. R                               Rights

                   NOT EXERCISABLE AFTER AUGUST 8, 2008 OR EARLIER IF NOTICE OF REDEMPTION IS GIVEN. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.01 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. [THE RIGHTS REPRESENTED BY THIS CERTIFICATE WERE ISSUED TO A PERSON WHO WAS AN ACQUIRING PERSON OR AN ASSOCI-ATE OR AFFILIATE OF AN ACQUIRING PERSON. THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME VOID TO THE EXTENT PROVIDED IN AND UNDER THE CIRCUMSTANCES SPECIFIED IN
                   SECTION 7(e) OF THE RIGHTS AGREEMENT.]*

                                Rights Certificate

                            FIRST VIRGINIA BANKS, INC.


                   This certifies that                         , or reg-

         istered assigns, is the registered owner of the number of

         Rights set forth above, each of which entitles the owner

         thereof, subject to the terms, provisions and conditions of the

         Amended and Restated Rights Agreement dated as of July 29, 1988, as amended as of August 27, 1997 (the "Rights Agreement"), between

         First Virginia Banks, Inc., a Virginia corporation (the "Company"),

         and [Registrar and Transfer Company] (the "Rights Agent"), to

         purchase from the Company at any time after

         the Distribution Date (as such term is defined in the Rights

         Agreement) and prior to 5:00 P.M. (Eastern Daylight Time) on

         August 8, 2008 at the designated office of the Rights Agent in

         _____________________
         * The portion of the legend in brackets shall be inserted only if applicable.










         [Cranford, New Jersey], one one-hundredth of a fully paid, non-

         assessable share of Series E Participating Preferred Stock (the

         "Preferred Stock") of the Company, at a purchase price of $450 per one one-hundredth of a share (the "Purchase Price"), upon presentation and surrender of this Rights Certificate with the appropriate Form of Election to Purchase duly executed.  The number of Rights evidenced by this Rights Certificate (and the number of shares which may be purchased upon exercise thereof)

         set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of August 8, 1988 and as amended

         August 27, 1997, based on the Preferred Stock as constituted at such date.

                   As provided in the Rights Agreement, the Purchase

         Price and the number of shares of Preferred Stock or other securities which may be purchased upon the exercise of the

         Rights evidenced by this Rights Certificate are subject to mod-

         ification and adjustment upon the happening of certain events.

                   This Rights Certificate is subject to all of the

         terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agree-

         ment reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immuni-

         ties hereunder of the Rights Agent, the Company and the holders of the Rights Certificates.  Copies of the Rights Agreement are













         on file at the principal office of the Company and are also available upon written request to the Company.

                   This Rights Certificate, with or without other Rights

         Certificates, upon surrender at the principal office of the

         Rights Agent, may be exercised for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares of Preferred Stock as the Rights evidenced by the Rights

         Certificate or Rights Certificates surrendered shall have en-

         titled such holder to purchase.  If this Rights Certificate shall be exercised (other than pursuant to Section 11(a)(ii) of the Rights Agreement) in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or

         Rights Certificates for the number of whole Rights not exer-

         cised.  If this Rights Certificate shall be exercised in whole or in part pursuant to Section 11(a)(ii) of the Rights Agree-

         ment, the holder shall be entitled to receive this Rights Cer-

         tificate duly marked to indicate that such exercise has oc-

         curred as set forth in the Rights Agreement.

                   Subject to the provisions of the Rights Agreement,

         the Rights evidenced by this Certificate may be redeemed by the

         Company at its option at a redemption price of $.01 per Right.

         Subject to the provisions of the Rights Agreement, the Company,

         at its option, may elect to mail payment of the redemption













         price to the registered holder of the Right at the time of re-

         demption, in which event this certificate may become void with-

         out any further action by the Company.

                   No fractional shares of Preferred Stock will be

         issued upon the exercise of any Right or Rights evidenced

         hereby (other than fractions which are integral multiples of one one-hundredth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary re-

         ceipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

                   No holder of this Rights Certificate, as such, shall

         be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights

         Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the

         Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting

         thereof, or to give or withhold consent to any corporate

         action, or to receive notice of meetings or other actions af-

         fecting shareholders (except as provided in the Rights Agree-

         ment), or to receive dividends or subscription rights, or

         otherwise, until the Right or Rights evidenced by this Rights













         Certificate shall have been exercised as provided in the Rights

         Agreement.

                   This Rights Certificate shall not be valid or obliga-

         tory for any purpose until it shall have been countersigned by the Rights Agent.


                   WITNESS the facsimile signature of the proper

         officers of the Company and its corporate seal.  Dated as of

                      .


         ATTEST:                       FIRST VIRGINIA BANKS, INC.



                                       By
         Name:                           Name:
         Title:                          Title:


         Countersigned:





            Authorized Signature


























                   [Form of Reverse Side of Rights Certificate]

                                FORM OF ASSIGNMENT


                 (To be executed by the registered holder if such
               holder desires to transfer the Rights Certificate.)


         FOR VALUE RECEIVED

         hereby sell, assigns and transfers unto



                  (Please print name and address of transferee)



         this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and

         appoint                       Attorney, to transfer the within

         Rights Certificate on the books of the within-named Company,

         with full power of substitution.



         Dated:                   , 19



                                            Signature



         Signature Guaranteed:




















                                   Certificate



                   The undersigned hereby certifies by checking the

         appropriate boxes that:

                   (1)  the Rights evidenced by this Rights Certificate

         [  ] are [  ] are not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

                   (2)  after due inquiry and to the best knowledge of

         the undersigned, it [  ] did [  ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is,

         was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.


         Dated:              , 19
                                            Signature


                                      NOTICE


                   The signature to the foregoing Assignment must cor-

         respond to the name as written upon the face of this Rights

         Certificate in every particular, without alteration or enlarge-

         ment or any change whatsoever.

















                           FORM OF ELECTION TO PURCHASE

                       (To be executed if holder desires to
                   exercise the Rights Certificate pursuant to
                   Section 11(a)(ii) of the Rights Agreement.)

         To FIRST VIRGINIA BANKS, INC.:

                   The undersigned hereby irrevocably elects to exercise

                    Rights represented by this Rights Certificate to

         purchase the shares of Common Stock (or such other securities of the Company) issuable upon the exercise of the Rights and requests that certificates for such shares be issued in the name of:


           (Please insert social security or other identifying number)


                         (Please print name and address)



                   The Rights Certificate indicating the balance, if

         any, of such Rights which may still be exercised pursuant to

         Section 11(a)(ii) of the Rights Agreement shall be returned to the undersigned unless such person requests that the Rights

         Certificate be registered in the name of and delivered to:

























         Please insert social security or other identifying number (complete only if Rights Certificate is to be registered in a name other than the undersigned)

                         (Please print name and address)




         Dated:                   , 19



                                        Signature


         Signature Guaranteed:









































                                   Certificate

                   The undersigned hereby certifies by checking the ap-propriate boxes that:
                   (1) the Rights evidenced by this Rights Certificate [ ] are [ ] are not being exercised by or on behalf of a Per-son who is or was an Acquiring Person or an Affiliate or As-sociate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);
                   (2) this Rights Certificate [ ] is [ ] is not be-ing sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursu-ant to the Rights Agreement);
                   (3) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

         Dated:              , 19
                                            Signature



                                      NOTICE

                   The signature to the foregoing Election to Purchase must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.





























                           FORM OF ELECTION TO PURCHASE

                       (To be executed if holder desires to
              exercise the Rights Certificate other than pursuant to
                   Section 11(a)(ii) of the Rights Agreement.)

         To FIRST VIRGINIA BANKS, INC.:

                   The undersigned hereby irrevocably elects to exercise

                        Rights represented by this Rights Certificate to

         purchase the shares of Preferred Stock (or such other securi-

         ties of the Company or any other Person) issuable upon the ex-

         ercise of the Rights and requests that certificates for such shares be issued in the name of:


           (Please insert social security or other identifying number)


                         (Please print name and address)



                   The Rights Certificate indicating the balance, if

         any, of such Rights which may still be exercised pursuant to

         Section 11(a)(ii) of the Rights Agreement shall be returned to the undersigned unless such person requests that the Rights

         Certificate be registered in the name of and delivered to


         Please insert social security or other identifying number (complete only if Rights Certificate is to be registered in a name other than the undersigned)



















                         (Please print name and address)




         Dated:                   , 19


                                        Signature

         Signature Guaranteed:
















































                                   Certificate

                   The undersigned hereby certifies by checking the ap-

         propriate boxes that:

                   (1)  the Rights evidenced by this Rights Certificate

         [  ] are [  ] are not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

                   (2)  after due inquiry and to the best knowledge of

         the undersigned, it [  ] did [  ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is,

         was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.



         Dated:              , 19
                                            Signature



                                      NOTICE

                   The signature to the foregoing Election to Purchase

         must correspond to the name as written upon the face of this

         Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.


















                                                               Exhibit C
                                SUMMARY OF RIGHTS


                   On July 27, 1988, the Board of Directors of First Virginia Banks, Inc. (the "Company") declared a dividend dis-tribution of one Right for each outstanding share of common stock, $1.00 par value (the "Common Stock"), of the Company to stockholders of record at the close of business on August 8, 1988 (the "Record Date"). Except as set forth below, each Right, when exercisable, entitles the registered holder to pur-chase from the Company one one-hundredth share of a new series of preferred stock, designated as Series E Participating Pre-ferred Stock, par value $10.00 per share (the "Preferred Stock"), at a price of $450 (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in an Amended and Restated Rights Agreement (the "Amended Rights Agreement") between the Company and Registrar and Transfer Company, as Rights Agent.

                   Initially, the Rights will be attached to all Common Stock certificates representing shares then outstanding, and no separate Rights certificates will be distributed. Until the earlier to occur of (i) the tenth day after a public announcement that, without the prior consent of the Company, a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of securities having 20% or more of the voting power of all outstanding voting securities of the Company or (ii) ten business days (or such later date as may be determined by the Board of Directors prior to a person becoming an Acquiring Person) following the commencement of (or a public announcement of an intention to make) a tender offer or exchange offer which would result in any person or group and related persons becoming an Acquiring Person, without the prior consent of the Company (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Stock certificates outstanding as of the Record Date, by such Common Stock certificate together with the Summary of Rights. The Amended Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with, and only with, Common Stock certificates. From as soon as practicable after the Record Date and until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Stock certificates issued after the Record Date upon transfer or new issuance of the Common Stock will contain a notation incorporating the Amended Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Stock outstanding as of the Record Date (with or without this Summary of Rights









         attached) will also constitute the transfer of the Rights associated with the Common Stock represented by such certifi-cate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Rights Certifi-cates") will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date, and the separate Rights Certificates alone will evidence the Rights.

                   The Rights are not exercisable until the Distribution Date. The Rights will expire on the earliest of (i) August 8, 2008, (ii) consummation of a merger transaction with a person or group who acquired Common Stock pursuant to a Permitted Offer (as defined below), and is offering in the merger the same price per share and form of consideration paid in the Per-mitted Offer, or (iii) redemption by the Company as described below.

                   The Purchase Price payable, and the number of shares of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock divi-dend on, or a subdivision, combination or reclassification of the Preferred Stock, (ii) upon the grant to holders of the Pre-ferred Stock of certain rights or warrants to subscribe for Preferred Stock, certain convertible securities or securities having the same or more favorable rights, privileges and pref-erences as the Preferred Stock at less than the current market price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends out of earn-ings or retained earnings) or of subscription rights or war-rants (other than those referred to above).

                   The number of outstanding Rights associated with each share of Common Stock then outstanding, or issued or delivered thereafter but prior to the Distribution Date, is also subject to adjustment in the event of a stock split of the Common Stock or a stock dividend on the Common Stock payable in shares of Common Stock or subdivisions, consolidations or combinations of the Common Stock occurring, in any such case, prior to the Distribution Date.

                   In the event that a person becomes the beneficial owner of securities having 20% or more of the voting power of all then outstanding voting securities of the Company (unless pursuant to a tender offer or exchange offer for all outstand-ing shares of Common Stock at a price and on terms determined by at least a majority of the members of the Board of Directors who are not officers of the Company to be both adequate and










         otherwise in the best interests of the Company and its stock-holders (a "Permitted Offer")), proper provision shall be made so that each holder of a Right (other than an Acquiring Person) will for a 60-day period thereafter have the right to receive upon exercise that number of one one-hundredths of a share of Preferred Stock equal to the number of shares of Common Stock having a market value (immediately prior to the triggering of the Right) of two times the exercise price of the Right, to the extent available, and then (after all authorized and unreserved shares of Preferred Stock have been issued) an equal number of an equivalent security (such as another equity security with at least the same economic value as one one-hundredth of a share of Preferred Stock) (such right being called the "Flip-In Right"). In addition, the Company shall be entitled (but not required) to deliver, upon exercise of the Flip-In Right, in lieu of one one-hundredths of a share of Preferred Stock, an equal number of shares of Common Stock, to the extent they are available.

                   In the event that, after the first date of public announcement by the Company or an Acquiring Person that an Acquiring Person has become such, the Company is involved in a merger or other business combination transaction in which the Common Stock is exchanged or changed, or 50% or more of the Company's assets or earning power are sold (in one transaction or a series of transactions), proper provision shall be made so that each holder of a Right (other than the Acquiring Person) shall thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company (or, in the event there is more than one acquiring company, the acquiring company receiving the greatest portion of the assets or earning power transferred) which at the time of such trans-action would have a market value (immediately prior to the triggering of the Right) of two times the exercise price of the Right (such right being called the "Flip-Over Right"). For example, at an exercise price of $450 per Right, each Right not owned by an Acquiring Person following an event set forth in this paragraph would entitle its holder to purchase common stock of the acquiring company with a market value immediately prior to the triggering of the Right of $900 (or, in the event there is more than one acquiring company, the acquiring company receiving the greatest portion of the assets or earning power transferred) for $450.

                   At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding shares of Common Stock, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which will









         have become void), in whole or in part, at an exchange ratio of one share of Common Stock, or one one-hundredth of a share of Preferred Stock (or of a share of a class or series of the Company's preferred stock having equivalent rights, preferences and privileges), per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after July 29, 1988.

                   The holder of a Right will continue to have the Flip-Over Right whether or not such holder exercises the Flip-In Right. Upon the occurrence of any of the events giving rise to the exercisability of the Flip-Over Right or the Flip-In Right, any Rights that are or were at any time owned by an Acquiring Person engaging in any of such transactions or receiving the benefits thereof on or after the time the Acquir-ing Person becomes such shall become void insofar as they relate to the Flip-Over Right or the Flip-In Right.

                   With certain exceptions, no adjustments in the Pur-chase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractions of shares will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Common Stock on the last trading date prior to the date of exercise.

                   At any time prior to the earlier to occur of (i) a person becoming an Acquiring Person or (ii) the expiration of the Rights, the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"), which redemption shall be effective upon the action of the Board of Directors. Additionally, the Company may thereafter redeem the then outstanding Rights in whole, but not in part, at the Redemption Price provided that such redemption is inci-dental to a merger or other business combination transaction or series of transactions involving the Company but not involving an Acquiring Person or any person who was an Acquiring Person or following an event giving rise to, and the expiration of the exercise period for, the Flip-In Right if and for as long as an Acquiring Person beneficially owns securities representing less than 20% of the voting power of the Company's voting securities. The redemption of Rights described in the preceding sentence shall be effective only as of such time when the Flip-In Right is not exercisable, and in any event, only after 10 business days prior notice. Upon the effective date of the redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.











                   The Preferred Stock purchasable upon exercise of the Rights will be nonredeemable. Each share of Preferred Stock will have a preferential quarterly dividend in an amount equal to 100 times the dividend declared on each share of Common Stock, but in no event less than $1.00. In the event of liqui-dation, the holders of Preferred Stock will receive a preferred liquidation payment per 1/100 share thereof equal to the greater of the issuance price thereof or the payment made per each share of Common Stock.

                   Each share of Preferred Stock will have 1 vote, voting together with the shares of Common Stock.

                   In the event of any merger, consolidation or other transaction in which shares of Common Stock are exchanged, each share of Preferred Stock will be entitled to receive 100 times the amount and type of consideration received per share of Com-mon Stock. The rights of the Preferred Stock as to dividends, liquidation and voting, and in the event of mergers and con-solidations, are protected by customary anti-dilution provi-sions. Fractional shares of Preferred Stock will be issuable; however, the Company may elect to distribute depositary receipts in lieu of such fractional shares. In lieu of frac-tional shares other than fractions that are multiples of one one-hundredth of a share, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.

                   Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income should the Rights become exercisable or upon the occurrence of certain events thereafter.

                   The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, including an amendment to lower certain thresholds described above to not less than the greater of (i) the sum of .001% and the largest percentage of the outstanding shares of Common Stock then known to the Company to be ben-eficially owned by any person or group of affiliated or asso-ciated persons and (ii) 10%, except that from and after such time as any person or group of affiliated or associated persons becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights.











                   As of              there were            shares of
         Common Stock outstanding (split adjusted). Each outstanding share of Common Stock on such date had 4/9ths of a Right attached thereto, as adjusted to reflect two 3-for-2 stock splits with respect to the Common Stock since the Record Date. As long as the Rights are attached to the shares of Common Stock, the Company will issue 4/9ths of a Right, as adjusted, with each new share of Common Stock so that all such shares will have attached rights. 300,000 shares of Preferred Stock have been reserved for issuance upon exercise of the Rights.

                   The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company (other than pursuant to a Permitted Offer or with the Company's prior approval) without conditioning the offer on the Rights being redeemed or substan-tially all of the Rights being acquired. However, the Rights should not interfere with any merger or other business combina-tion approved by the Company with a person other than an Acquiring Person because the Rights are redeemable under those circumstances.































                                       C-6